UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
KERRIE ACQUISITION, CORP.

(Name of small business issuer in its charter)

Delaware

7372

N/A

(State or other jurisdiction of

(Primary Standard Industrial

(I.R.S. Employer Identification Number)

incorporation or organization)

Classification Code Number)

David Taylor

Kerrie Acquisition, Corp.
468 Queen Street East, Fifth Floor
Toronto, Ontario M5A 1T7
905 824 5306 X 206 Fax 780 665 6194
(Address and telephone number principal place of business)

COPIES TO:

Richard S. Lane
200 East 71 Street
New York, NY 10021
212-737-8454

(Name, address and telephone number, of agent)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered Total Common Shares	Number of shares to be Registered 16,178,850(1)	Proposed maximum offering price per share $.05	Proposed maximum aggregate offering price $808,942.50	Amount of registration fee $31.80
Common Stock $0.00 1 par value (2)	1,200,000	$.05	$60,000.00	$2.36
Common Stock $0.00 1 par value (3)	100,000	$.05	$5,000.00	$0.20
Common Stock $0.00 1 par value (4)	600,000	$.05	$30,000.00	$1.18
Common Stock $0.00 1 par value (5)	14,278,850	$.05	$713,942.50	$28.06

The Proposed maximum offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded on any national exchange.

(1)

Represents total shares of common stock held by Issuers shareholders.

(2)

Represents shares of common stock issued to Consultants.

(3)

Represents shares of common stock issued for legal payments.

(4)

Represents shares of common stock issued to Officers and Directors.

(5) Represents shares of common stock held by shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

Kerrie Acquisition, Corp.

16,178,850 SHARES OF COMMON STOCK

This prospectus relates to the sale of up to an aggregate of 16,178,850 shares of common stock by the selling stockholders.

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by Kerrie Acquisition, Corp., with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Table of Contents

PROSPECTUS SUMMARY

THE COMPANY

RISK FACTORS RELATED TO OUR BUSINESS

DESCRIPTION OF BUSINESS

PRODUCTS & SERVICES

CURRENT CLIENT BASE

Competition

New Technologies

Reports to Security Holders

Risk Factors Related To Our Business

Forward-Looking Statements

RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK

SELLING STOCKHOLDERS

PLAN OF DISTRIBUTION

PLAN OF OPERATION

DESCRIPTION OF PROPERTY

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS ANDCONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

FAMILY RELATIONSHIPS

EXECUTIVE AND DIRECTORS COMPENSATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT -10 -

DESCRIPTION OF THE SECURITIES

Common Shares

Holders

Penny Stock Considerations

Dividends

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Recent Sales of Unregistered Securities

Indemnification of Directors and Officers

Other Expenses of lssuance and Distribution

AVAILABLE INFORMATION

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

UNDERTAKINGS

LEGAL PROCEEDINGS

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANT

SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PERIOD ENDED SEPTEMBER 30, 2007 AND 2006

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SIGNATURES

EXHIBITS:

3.1 CERTIFICATE OF INCORPORATION

3.2 BY-LAWS OF THE COMPANY

5.13 OPINION OF COUNSEL

23.1 INDEPENDENT AUDITORS' CONSENT

99.1 AEROMECHANICAL SERVICES LTD.

99.2 BLUE SKY NETWORK, LLC

As used in this prospectus, the terms "we," "us," "our," "the Company", and "Kerrie Acquisition, Corp" means Kerrie Acquisition, Corp., a Delaware corporation.  The term "selling stockholders" means, Richard Lane, and Visionary Investments and Consultant agents that are offering to sell their shares of Kerrie Acquisition, Corp. common stock which are being registered through this prospectus The term "common stock" means our common stock, par value US$0.001 per share, and the term "shares" means the shares of common stock being registered by us through this prospectus.

PROSPECTUS SUMMARY

The following is only a summary of the information, financial statements and the notes included in this prospectus. You should read the entire prospectus carefully, including “Risk Factors” and our Financial Statements and the notes to the Financial Statements before making any investment decision.

THE COMPANY

On November 28, 2004 the un-certificated, book-entry interest in Flint Products Corp. had issued to their shareholders of record shares of Kerrie Holding Co. for each share held in Flint Products Corp.. On January 3, 2006 Kerrie Holding Co.’s 418 shareholders exchanged 14,278,850 shares with Kerrie Acquisition Corp. and the uncertificated, book-entry interest in Kerrie Holding Co. received one share of Kerrie Acquisition Corp. for each share of record held. Kerrie Acquisition, Corp was entitled to use the exemption provided by Section. 504 of the Securities Exchange Commission relative to the exchange of its shares and other transactions described in such FORM D. A valid conforming FORM D was filed On January 30, 2006 by Kerrie Acquisition Corp. All actions taken in relation resulted only in an exchange of shares, there was no sale of shares. This was not a Reg. D offering. There were no solicitations of Shareholders. Our principal executive offices are located at 468 Queen Street East, Fifth Floor, Toronto, Ontario, Canada M5A 1T7. Telephone: 905 824-5306 Fax: 780 665- 6194. Kerrie markets asset tracking technologies and devices to the transportation industry operating in the Middle East and the Indian Sub-Continent. Kerrie is an authorized distributor for all products manufactured and marketed by Blue Sky Network of San Diego, California USA and Aeromechanical Services Ltd. of Calgary, Alberta Canada. (See Exhibits Attached )

Risk Factors Related To Our Business

The Company is subject to various risks that may materially harm its business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase the Company’s common stock. If any of these risks or uncertainties actually occurs, the Company’s business, financial condition or operating results could be materially harmed. In that case, the trading price of the Company’s common stock could decline and you could lose all or part of your investment.

Uncertain Demand For The Company’s Products May Cause Revenues To Fall Short Of Expectations And Expenses To Be Higher Than Forecasted The Company Would Incur More Marketing Costs.

The Company is unable to forecast revenues with certainty because of the unknown demand from consumers for its product. If demand for the Company’s product does not prove to be as competitive anticipated, revenues may be lower than expected and/or marketing expenses higher than anticipated, either of which will increase the time and capital the Company needs to achieve a profitable level of operations.

The Company May Acquire Other Companies, Which Will Reduce Its Income In The Event The Company Is Not Able to Integrate Them Into Its Existing Operations.

As part of the Company’s business strategy, it may make acquisitions of, or significant investments in, complementary companies, products or technologies. Any such future acquisitions would be accompanied by the risks commonly encountered in acquisitions of companies. The Company cannot guarantee that it would be successful in overcoming these risks or any other problems encountered with such acquisitions, and the Company’s inability to overcome such risks could have a material adverse effect on its business, financial condition and results of operations.

New And Existing Competition May Gain Market Share And Limit The Company’s Potential Growth

The Company has great concern about competing firms entering its target markets. The Company recognizes tremendous value in being the first-to-market in many different geographical areas and market verticals especially since most of the location contracts are long-term in nature. There is no assurance that new or existing competitors will not adversely affect the Company’s’ business.

The Company’s Ability To Achieve Profitable Operations Is Directly Tied To The Company’s Ability To Attract And Retain Customers.

The Company has no way of predicting whether its marketing efforts will be successful in attracting customers, and acquiring substantial market share. If the Company’s marketing efforts fail, it may fail to attract customers, which would adversely affect our business and financial results.

The Company’s Common Stock Will Be A "Penny Stock," Which May Make It More Difficult For Investors To  Sell Their Shares Due To Suitability Requirements.

The Company’s common stock will be deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934 if it is listed for trading. These requirements may reduce the potential market for the Company’s common stock by reducing the number of potential investors and by making broker-dealers less likely to effect trades in the common stock. This may make it more difficult for investors in the Company’s common stock to sell shares to third parties or to otherwise dispose of them. This could cause the Company’s stock price to decline. Penny stocks are stock:

-

With a price of less than $5.00 a share;

-

That is not traded on a "recognized" national exchange;

-

Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 a share); or Issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years;

SEC Rule 1 5g-9 under the Securities Exchange Act of 1934 imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." This includes the requirement that a broker-dealer must make a determination on the appropriateness of investments in penny stocks for the customer and must make special disclosures to the customer concerning the risks of penny stocks. Application of the penny stock rules to our common stock could affect the market liquidity of the shares, which in turn may affect the ability of holders of our common stock to resell the stock.

DESCRIPTION OF BUSINESS

Kerrie Acquisition, Corp. is a Delaware corporation organized January 03, 2006 for the purpose of introducing asset tracking technologies and devices to the transportation industry operating in the Middle East and the Indian Sub-Continent. Kerrie’s business strategy is to source, identify, research and market asset tracking and communication products that are competitive with products currently being offered in the designated territorial marketplaces. At present, Kerrie is marketing two proven asset tracking technologies under two separate designated territorial agreements, which are attached hereto as Appendix “1.5” and “1.6”. Kerrie is authorized to distribute all products manufactured and marketed by Blue Sky Network of San Diego, California USA and Aeromechanical Services Ltd. of Calgary, Alberta Canada.

PRODUCTS & SERVICES:

Kerrie is currently marketing two similar but different safety and efficiency products to the transportation industry. The products consist of hardware, mounted inside the vehicle, which is capable of tracking the vehicle, via Global Positioning System (GPS), while providing voice communication, via satellite, between the vehicle, the base of operations and other vehicles in the fleet. The products can be utilized by all forms of terrestrial transportation such as, land, marine or aeronautical. Kerrie’s service is to provide the monitoring of the vehicle via interpretation software and generate positioning utilizing mapping services such as Google® Earth or proprietary mapping as supplied by the manufacturer of the product. The service also provides users with an online database to track the assets, store trip plans, and log messages both sent and received. The current Kerrie product line utilizes the Iridium Satellite Network, the only current provider of actual global, mobile satellite voice and data solutions with complete coverage of the Earth including oceans, airways and Polar Regions. The products are designed to allow fleet operators complete management control over their entire fleets from anywhere in the world using the Internet and Kerrie’ s hardware.

CURRENT CLIENT BASE

Presently, the Kerrie customer base consists of;

1.)

Global Shipping & Logistics, Dubai, U.A.E.

2.)

Global Geophysical Services, Inc., Houston, Texas

Competition

The Company faces competition from other companies operating in the Vehicle Tracking field. The industry is highly competitive and is characterized by constant technological innovation. The Company’s competitors include other manufactures and providers. The Company will offset this competition by providing “specific” asset resource tracking solutions - not just vehicles that are tailored to each organization or consumer. Most competitors offer “offthe-shelf” or “generic” products, which provide the Company with a unique niche in the marketplace by implementing a complete, customer specific asset resource management solution.

New Technologies

The Company may also face competition from other technologies and services, which are currently being introduced and may be introduced in the future. The continued acceptance of the services the Company plans to offer and anticipates offering may be adversely affected by the developments and availability of new technology which is always under development.

Reports to Security Holders

Prior to this filing, we have not been required to deliver annual reports to our security holders. To the extent that we are required to deliver annual reports to security holders through our status as a reporting company, we will deliver annual reports. Upon completion of this Form SB – 2, we intend to file annual and quarterly reports with the Commission. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. The public may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. We will be an electronic filer and the SEC maintains an Internet Site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which may be viewed at http://www.sec.gov/.

Risk Factors Related To Our Business

The Company is subject to various risks that may materially harm its business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase the Company’s common stock. If any of these risks or uncertainties actually occurs, the Company’s business, financial condition or operating results could be materially harmed. In that case, the trading price of the Company’s common stock could decline and you could lose all or part of your investment.

Uncertain Demand For The Company’s Products May Cause Revenues To Fall Short Of Expectations And Expenses To Be Higher Than Forecasted The Company Would Incur More Marketing Costs.

The Company is unable to forecast revenues with certainty because of the unknown demand from consumers for its product. If demand for the Company’s product does not prove to be as competitive anticipated, revenues may be lower than expected and/or marketing expenses higher than anticipated, either of which will increase the time and capital the Company needs to achieve a profitable level of operations.

The Company May Acquire Other Companies, Which Will Reduce Its Income In The Event The Company Is Not Able to Integrate Them Into Its Existing Operations.

As part of the Company’s business strategy, it may make acquisitions of, or significant investments in, complementary companies, products or technologies. Any such future acquisitions would be accompanied by the risks commonly encountered in acquisitions of companies. The Company cannot guarantee that it would be successful in overcoming these risks or any other problems encountered with such acquisitions, and the Company’s inability to overcome such risks could have a material adverse effect on its business, financial condition and results of operations.

New And Existing Competition May Gain Market Share And Limit The Company’s Potential Growth

The Company has great concern about competing firms entering its target markets. The Company recognizes tremendous value in being the first-to-market in many different geographical areas and market verticals especially since most of the location contracts are long-term in nature. There is no assurance that new or existing competitors will not adversely affect the Company’s’ business.

The Company’s Ability To Achieve Profitable Operations Is Directly Tied To The Company’s Ability To Attract And Retain Customers.

The Company has no way of predicting whether its marketing efforts will be successful in attracting customers, and acquiring substantial market share. If the Company’s marketing efforts fail, it may fail to attract customers, which would adversely affect our business and financial results.

The Company Could Fail To Attract Or Retain Key Personnel, Which Could Hamper Its Ability To Generate Income.

The Company has certain key employees who manage the Company’s operations and, if the Company were to lose their services, senior management would be required to expend time and energy to replace and train replacements. In addition, the Company needs to attract additional high quality sales, technical and consulting personnel. To the extent the Company is smaller than its competitors and have fewer resources, the Company may not be able to attract the sufficient number and quality of staff.

The Company’s Common Stock Will Be A "Penny Stock," Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements.

The Company’s common stock will be deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934 if it is listed for trading. These requirements may reduce the potential market for the Company’s common stock by reducing the number of potential investors and by making broker-dealers less likely to effect trades in the common stock. This may make it more difficult for investors in the Company’s common stock to sell shares to third parties or to otherwise dispose of them. This could cause the Company’s stock price to decline. Penny stocks are stock:

-

With a price of less than $5.00 a share;

-

That is not traded on a "recognized" national exchange;

-

Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 a share); or Issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years;

SEC Rule 1 5g-9 under the Securities Exchange Act of 1934 imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." This includes the requirement that a broker-dealer must make a determination on the appropriateness of investments in penny stocks for the customer and must make special disclosures to the customer concerning the risks of penny stocks. Application of the penny stock rules to our common stock could affect the market liquidity of the shares, which in turn may affect the ability of holders of our common stock to resell the stock.

Forward-Looking Statements

Information included or incorporated by reference in this registration statement may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This registration statement contains forward-looking statements, including statements regarding, among other things (a) our growth strategies (b) anticipated trends in our industry (c) our future financing plans and (d) our anticipated needs for working capital. These statements may be found under “Plan of Operations” and “Description of Business,” as well as in this registration statement generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this registration statement generally. Because of these risks and uncertainties, there can be no assurance the forward-looking statements contained in this registration statement will in fact occur.

RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK

The existing shareholders of our common shares may sell their shares of common stock at any time, provided there is a viable market. In doing so will have an impact on the quoted price of our shares on the open market which may cause our stock price to decline. Kerrie’s current 459 shareholders own 16,178,850 shares of common stock which is being registered in this prospectus. Our Officers and Directors, as defined by the SEC will continue to be subject to the provisions of various insider trading and Rule 144 regulations. With acquisitions or mergers, Insiders could own a significant portion of our common stock, which could limit our stockholders’ ability to influence the outcome of key transactions. As a result, our officers and directors are able to exert considerable influence over the outcome of any matters submitted to a vote of the holders of our common stock, including the election of our Board of Directors. The voting power of these stockholders could prevent or frustrate attempts to effect a transaction that is in the best interests of the other stockholders and could also discourage others from seeking to purchase our common stock, which might depress the price of our common stock.

Selling Stockholders

The following table presents information regarding the selling stockholders Richard S. Lane and Visionary Investment Group Inc. A description of each selling stockholder’s relationship to us and how each selling stockholder acquired the shares to be sold in this offering is detailed in the information herein on page (4) (The Company) Lines 16 and 17.

Selling stockholder	Shares beneficially owned before offering	Percentage of Shares owned before Offering	Shares to be sold in the offering
Richard S. Lane 200 East 71st Street Suite 7C N.Y 10021	100,000	*	100,000
Visionary Investment Group Inc. 4631 Heritage Hills Blvd. , Mississauga, Ontario L5R1N4	1,200,000.07		1,200.000
Issuer’s Selling Shareholders	1,300,000.07		1,300,000

*Less that 1% based on 16,178,850 shares of stock outstanding as of September 30th, 2007 Plan Of Distribution

The sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees, or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our share of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our share of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sales, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholder or by agreement between the selling stockholders and under writers, broker, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of our common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers, or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of our common stock from whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Plan Of Operation

All costs and expenses associated with preparing and filling this registration statement and other operations of the

Company have been paid for by the company. In the opinion of management, inflation has not and will not have a material effect on the operations of the Company. If the company expands its field of operations or acquires by an acquisition or merger other companies, then management will evaluate the possible effects of inflation on the Company as it relates to its business and operations following a successful acquisition or merger.

Description Of Property

The Company’s executive offices are located at 468 Queen Street East, Fifth Floor, Toronto, Ontario. M5A 1T7, which consists of 800 sq. ft. at a rental cost of $1250.00 per month on a month to month basis.

Directors, Executive Officers, Promoters And Control Persons

The board of directors elects our executive officers. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of two years, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows;

Security ownership of Directors:

Name	Position	No. of Shares
Luiz A. Brasil	Chief Executive Officer	200,000 *
David Taylor	President	200,000 *
George Parselias	Secretary/Treasurer	200,000 *
Karen L. Stevenson	Director	- 0 -

* Restricted shares under Rule 144.

Directors and Executive Officers, Promoters and Control Persons

The name, age, position, of the Company’s present officers and directors are set forth in the following table:

Name	Position	Age
Luiz A. Brasil	Chief Executive Officer, and Director	75
David Taylor	President, Director	52
George Parselias	Secretary Treasurer, Director	42
Karen L. Stevenson	Director	36

The following is a brief summary of the business experience of the foregoing. LUIZ AUGUSTO BRASIL, M.S., Chief Executive Officer

Mr. Luiz A. Brasil is a graduate of Massachusetts Institute of Technology (M I T - USA 1962) with a Masters of Science degree in Electrical Engineering and a BA from the University of Sao Paulo Brazil (1960). He is a Member of the American Institute of Electrical and Electronics Engineers as well is a Member of the Regional Council of Professional Engineers – BRAZIL .From 1968 to 1974 he hold the position of Chief of the unit of Applied Sciences of the Department of Scientific Affairs of the Organization of American States,(OAS) at Washington.-DC.-USA.. From 1975 to 1978 he was Superintendent of the International Affairs at CNPq the National Council for Science and Technology of Brazil. From 1978 to 1982, Mr. Brasil was the President and Director of COENCISA a Data Communications Industry which manufactured modems in Brasilia, From 1983 to 1987 he was Vice President and CEO of SERPRO, a Federal Data Processing Service and System Development of Brazil, with more than 20,000 employees, and responsible for all data processing activities in the financial area of the Federal Government of Brazil. From 1987 to 1994 he became Marketing Director for MICROLAB a Hard Disc Manufacture in Rio de Janeiro. He became the principal shareholder and President in AMBERDON SISTEMAS LTD, Rio de Janeiro, Brazil in 1995 which is a Joint Venture between Amberdon Sistemas and Amberdon Consulting Ltd. from Toronto-Canada, an Insurance Software House. From 1995 to 2003 he was senior advisor for a Brazilian Government Agency (FINEP), responsible for finance scientific and Technological projects to Universities and Industrials Companies.

DAVID TAYLOR, President, Director

Mr. Taylor is a seasoned professional with a thorough understanding of complex, commercial ventures. His early career began as General Manager, Kerr Graphics Ltd., Toronto, ON 1978 – 1983 followed by General Manager, Process Graphics Inc., Toronto, ON 1983 – 1985 followed by Director of Marketing, Creative Impulse Inc., Toronto, ON 1985 – 1988. In 1988, Mr. Taylor acquired Marketing Solutions Ltd., a small marketing company that originated in Boston, MA. Under his guidance as President, he grew and established the business, currently flourishing in Toronto, Canada, as a full-service marketing and advertising communications boutique whose select client roster includes some very well known International brands such as Grand Marnier and Hardy Wines. Mr. Taylor is also a co-founder and principal of Loyalty Applications Inc., a loyalty programmer that aggregates seemingly disparate loyalty programs into a chip card solution (smart cards) in a web-based environment. As President and Director of Kerrie Acquisition Corp., Mr. Taylor not only affords the company added expertise in the areas of executive management and marketing but additional benefits include his expert knowledge, based upon his specific experience as an owner-operator, regarding potential acquisition targets,

GEORGE PARSELIAS, B.A., CMA, CGA, Secretary Treasurer, Director

Mr. George Parselias holds a Bachelor of Arts in Economics and both his CMA and CGA designation. While with a major Canadian financial services company, he was instrumental in creating forecasting and projection models for all business segments and summary five-year projection models. His success drew him to their US operation where he managed the US lease portfolio, the largest corporate business unit, valued at $250MM in revenues and $400MM in assets. He turned his attention to Baker Street Technologies, a software development firm that created a web-

based supply chain management solution responsible for all operations including financial management and administrative function of the corporation, including finance, planning and budgeting, accounting and reporting, human resources, administration and legal. As Director of Finance, Mr. George Parselias is responsible for the financial structure of Kerrie Acquisition, Corp. and the continued cost alignments and financial activities related to delivering shareholder value and driving profitability.

KAREN L. STEVENSON, B.A., Director

Karen L. Stevenson graduated in 1998 from Ryerson Polytechnic University earning a degree in Business Management. Ms. Stevenson has garnered her extensive, hands-on business experience during the course of an established career inside the insurance industry. Currently, Ms. Stevenson holds the position of Senior Underwriter for Zurich, North America. Her attributes include knowledge of accounting principals, the auditing of insurance compliances, and administrative procedures and management. As a Director, Ms. Stevenson brings to the board a youthful insight based upon an analytical perspective learned from evaluating percentages and probability scenarios

Family Relationships

There are no family relationships.

Executive And Directors Compensation

From inception to date, we have not paid any compensation to our Officers or Directors.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth the ownership, as of May 17, 2007, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

Name of beneficial owner	Amount of beneficial owner ship	Percentage
Luiz A. Brasil,	200,000	N/A
David Taylor	200,000	N/A
George Parselias	200,000	N/A
Karen L. Stevenson	- 0 -	N/A

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 16,178,850 shares of common stock outstanding as of September 30, 2007.

Description of the Securities

Common Shares

We are currently authorized to issue 50,000,000 shares of US$0.001 par value common stock. All shares are equal to each other with respect to liquidation and dividend rights. Holders of voting shares are entitled to one vote for each share that they own at any shareholders' meeting. Holders of our shares of common stock do not have cumulative voting rights. Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available. Upon liquidation, holders of shares of common stock are entitled to participate pro-rata in a distribution of assets available for such distribution to shareholders. There are no conversions, preemptive or other subscription rights or privileges with respect to any shares.

Holders

The number of recorded holders of the Company's common stock as of January 14, 2008 is approximately 459. Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the
Securities and

Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts as the board of directors deems relevant.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

As authorized by Section 145 of the Delaware General Corporation Law, a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or contemplated action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding have no reasonable cause to believe the person’s conduct was unlawful.

Under Delaware corporation law, a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust of other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liability under section 145.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Kerrie Acquisition, Corp. pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Recent Sales of Unregistered Securities

Recipient	Date Granted	No. of Shares	Services Rendered
Richard S. Lane	April 05, 2005	100,000	Legal fees **
Visionary Investments	April 05, 2005	1,200,000	Product Marketing **
Luiz A Brasil	April 05, 2005	200,000	Director
George Parselias	April 05, 2005	200,000	Director
David Taylor	April 05, 2005	200,000	Director

** Two selling shareholders were each issued shares of common stock in exchange for services rendered, issued as indicated above. No other consideration was paid to Richard S. Lane or Visionary Investments.

Indemnification of Directors and Officers

The Corporation shall indemnify its Officers, Directors, Employees and Agents in accordance with the following: Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All expenses will be paid by Kerrie Acquisition Corp.

Amount (1)
SEC Registration fee	$ 31.80
Blue Sky fees and expenses	6,000.00
Printing and shipping expenses	250.00
Legal fees	6,500.00
Transfer and Miscellaneous expenses	4,500.00
Total (1)	$ 17,281.80

(1) All expenses, except SEC registration fees, are estimated.

AVAILABLE INFORMATION

We are not required to deliver an annual report to our security holders and we do not intend to do so. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Kerrie Acquisition Corp., the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

INFORMATION NOT REQUIRED IN PROSPECTUS Indemnification of Directors and Officers.

Paragraph Seven of the Certificate of Incorporation of the Company provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

Article VI of the Company’s Bylaws provides that each director and officer shall be indemnified by the Corporation against all costs and expenses actually and necessarily by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

Undertakings

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

(iii) Should significant changes occur at any time during the offering period, we will file a Post-Effective Amendment to this registration statement, and if such post-effective amendment does not go effective immediately.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Kerrie Acquisition Corp. pursuant to its Articles of Incorporation or provisions of the Delaware Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Legal Proceedings

The Company is currently not a party to any material pending legal proceedings and no such action by or to the best of its knowledge, against the Company has been threatened.

Changes in and Disagreements with Accountant

There has been no disagreement with accountants.

SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This SB-2 Filing contains forward-looking statements about Kerrie Acquisition Corp. business, financial condition and prospects that reflect management's assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our management's assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, Kerrie Acquisition Corp. actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our services, our ability to expand our customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry. There may be other risks and circumstances that management may be unable to predict. When used in this Report, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements, as defined in Section 21E of the Securities Exchange Act of 1934, although there may be certain forward-looking statements not accompanied by such expressions.

The safe harbors of forward-looking statements provided by Section 21E of the Exchange Act are unavailable to issuers of penny stock. As we issued securities at a price below $5.00 per share, our shares are considered penny stock and such safe harbors set forth under the Reform Act are unavailable to us.

The information presented here should be read in conjunction with Kerrie Acquisition Corp. audited financial statements and related notes for the fiscal year ended December 31, 2006 and 2005 respectively along with the period ending September 30, 2007.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PERIOD ENDED SEPTEMBER 30, 2007 AND 2006

The information presented here should be read in conjunction with Kerrie Acquisition Corp. Audited financial statements and related notes for the period ended September 31, 2007 and 2006.

Financial Statements of

KERRIE ACQUISITION CORP.

September 30, 2007

(AUDIT FIRM HEADING NOT INCLUDED IN REPRODUCTION)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Kerrie Acquisition Corp. Delaware

We have audited the accompanying balance sheets of Kerrie Acquisition Corp. as of September 30, 2007 and 2006, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the year ended September 30, 2007 and the period ended from the date of inception of January 3, 2006 through September 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2007 and 2006, and the results of its operations and its cash flows for the year ended September 30, 2007 and the period ended from the date of inception of January 3, 2006 through September 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming Kerrie Acquisition Corp. will continue as a going concern. As discussed in Note B to the financial statements, the Company has incurred losses that have resulted in an accumulated deficit. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding this matter are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rotenberg & Co., LLP

Rotenberg & Co., LLP Rochester, New York November 26, 2007

KERRIE ACQUISITION CORP.
BALANCE SHEET
PERIOD ENDED SEPTEMBER 30, 2007 AND 2006

ASSETS
	2007	2006

Current Assets
Cash and Cash Equivalents	$ -	$ -
Accounts Receivable(Net of Allowance for Doubtful Accounts)	-	-
Prepaid Expenses	-	-
Other Current Assets	-	-

Total Current Assets	-	-

Property and Equipment(Net of Accumulated Amortization)	-	-

Total Assets	$ -	$ -

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Bank loans	$ -	$ -
Short Term Borrowings	-	-
Advances From Customers	-	-
Due to Shareholders	-	-
Accounts Payable and Accrued Liabilities	110	60
Total Current Liabilities	$ 110	$ 60

Other Liabilities
Long Term Debt	$ -	$ -
Shareholder Advances	61,809	-
Total Liabilities	$ 61,919	$ 60

Shareholders' Equity
Common stock, $0.001 par value, unlimited shares authorized,
15,278,850 and 15,278,850 issued and outstanding at 2007 and 2006	$ 15,279	$ 15,279
Additional Paid In Capital	658,544	116,983
Accumulated Deficit	(735,742)	(132,322)
Total Shareholders' Equity	$ (61,919)	$ (60)
Total Liabilities and Shareholders' Equity	$ -	$ -

17.

	KERRIE ACQUISITION CORP.
	STATEMENT OF STOCKHOLDERS' EQUITY
	FOR THE YEAR ENDED SEPTEMBER 30, 2007

			Additional		Total
	Number of	Common	Paid In	Accumulated	Stockholders'
	Shares	Stock	Capital	Deficit	Equity

Inception - January 3, 2006	-	$ -	$ -	$ -	$ -

Common Stock Issued - January 6, 2006	15,278,850	15,279	-	-	15,279

Contributed Services by Shareholders	-	-	116,983	-	116,983

Net Loss for the Year	-	-	-	(132,322)	(132,322)

Balance - September 30, 2006	15,278,850	$ 15,279	$ 116,983	$ (132,322)	$ (60)

Common Stock Issued	-	-	-	-	-

Contributed Services by Shareholders	-	-	541,561	-	541,561

Net Loss for the Year	-	-	-	(603,420)	(603,420)

Balance - September 30, 2007	15,278,850	$ 15,279	$ 658,544	$ (735,742)	$ (61,919)

KERRIE ACQUISITION CORP.
STATEMENT OF OPERATIONS AND DEFICIT
FOR THE YEAR ENDED SEPTEMBER 30, 2007 AND 2006

	2007	2006

Revenues	$ -	$ -

Operating Expenses
Consulting Fees	269,040	99,360
Accounting and Legal Fees	254,802	-
Travel and Entertainment	29,971	4,325
Rent	15,000	10,000
Advertising and Promotion	14,912	-
Automobile Expenses	6,065	-
Telecommunications	5,465	778
Utilities	3,951	2,520
Meals	2,369	-
Miscellaneous	1,795	-
Franchise Taxes and Filing Fees	50	60
Organizational Costs	-	15,279

	603,420	132,322

Net Loss before Income Taxes	$ (603,420)	$ (132,322)

Provision for income taxes	-	-

Net Loss	$ (603,420)	$ (132,322)

Deficit - Opening	(132,322)	-

Deficit - Closing	$ (735,742)	$ (132,322)

KERRIE ACQUISITION CORP.
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED SEPTEMBER 30, 2007 AND 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	$ (603,420)	$ (132,322)
Non-Cash Adjustments
Common Stock Issued in Exchange for Services Rendered by Shareholder	-	-
Contributed Services By Shareholders	541,561	116,983
Depreciation and amortization Expense	-	-
Bad Debt Expense	-	-
Changes in Operating Assets and Liabilities:
Accounts Receivable	-	-
Prepaid Expenses	-	-
Accounts Payable and Accrued Liabilities	-	-
Franchise Taxes Payable	50	60

NET CASH FLOWS USED IN OPERATING ACTIVITIES	$ (61,809)	$ (15,279)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in Capital Assets	-	-

NET CASH FROM INVESTING ACTIVITIES	$ -	$ -

CASH FLOWS FROM FINANCING ACTIVITIES:
Loans from Shareholders	61,809	-
Investment in Common Shares	-	15,279

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	$ 61,809	$ 15,279

NET CHANGE IN CASH AND CASH EQUIVALENTS	$ -	$ -

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	-	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ -	$ -

SUPPLEMENTAL DISCLOSURES
Interest Paid	$ -	$ -
Income Taxes Paid	$ -	$ -

NON-CASH INVESTING AND FINANCING ACTIVITIES
Common Stock Issued in Exchange for Services Rendered	$ -	$ -
Common Stock Issued in Exchange for Deferred Financing Costs	$ -	$ -

Contributed Services by Shareholders	$ 541,561	$ 116,983

KERRIE ACQUISITION CORP.

Notes to Financial Statements

Period Ended September 30, 2007 and 2006

Note A -

Summary of Significant Accounting Policies

   Method of Accounting

The Company maintains its books and prepares its financial statements on the accrual basis of accounting.

Note B -

Scope of Business

Kerrie Acquisition Corp. (“The Company”) was formed on January 3, 2006, under the laws of the State of Delaware. The Company was dormant until February 24, 2006, when it was determined to commence its business in the communication and tracking industry.

As of September 30, 2007, the Company is still a development corporation.  The Company has not generated any revenues from operations and has no assurance of any future revenues.  For the year ended September 30, 2007, the Company has incurred a net loss of $603,420.  In addition, it has an accumulated deficit of $735,742 as of September 30, 2007.  These factors, among others, raise substantial doubt about the Company’s ability to continued as a going concern.

The Company’s success is dependent upon numerous events, especially the successful growth of revenues from its business.  The Company’s management recognizes that the Company must obtain additional capital for the eventual achievement of sustainable profitable operations.  However, no assurance can be given that additional capital will be available when required or upon terms acceptable to the Company.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note C -

Organizational Costs

Organizational costs represent management, consulting, legal, accounting, and filing fees incurred to date in the formation of the Company.  Organizational costs are expensed as incurred in accordance with Statement of Position 98-5, “Reporting on the Costs of Start-Up Activities”.

Note D -

Delaware State Franchise Taxes and Filing Fees

All corporations formed under Delaware State law, whether active or inactive, are subject to annual minimum Delaware State franchise taxes and filing fees. The Company has accrued for these costs for the period January 3, 2006 through September 30, 2007.

Note E -

Common Stock

Since inception, the Company has had all of its organizational costs (See Note C) paid by the stockholders. The stockholders have paid $603,420 and $132,322 for the nine months ended September 30, 2007 and September 30, 2006, respectively, for these services, which have been recorded in the accompanying financial statements through the issuance of 15,278,850 shares of the Company’s common stock.

Note F – Recently Issued Accounting Standards

In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which defines fair value , establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management does not expect that this statement will have a material effect on the Company’s financial statements.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Management does not expect that the adoption of SAB No.108 would have a material effect on the Company’s financial statements.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 158, "Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)" (“SFAS 158”). SFAS 158 requires an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 is effective for an employer with publicly traded equity securities as of the end of the first fiscal year ending after December 15, 2006. SFAS 158 also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, effective for fiscal years ending after December 15, 2008. As such, the Company is required to recognize the funded status of its defined benefit postretirement plan and to provide the required disclosures at the beginning of the fiscal year ended September 30, 2009. The Company is currently evaluating the impact of SFAS 158 on its financial statements.

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Toronto, Ontario, Canada on January 18, 2008.

Kerrie Acquisition, Corp.

.

By: /s/  /  Luiz A. Brasil

Chief Executive Officer

Dated: January 28, 2008

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Kerrie Acquisition, Corp.

By:  /s/  George Parcelias

Secretary, Treasurer, and Director

Dated: January 28, 2008

Kerrie Acquisition, Corp.

By:  /s/  David Taylor

President, and Director

Dated: January 28, 2008

Exhibit 3.1

CERTIFICATE OF INCORPORATION

FIRST: The name of this corporation shall be: KERRIE ACQUISIITION CORP.

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville

Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808. The name of its registered agent at such address is The Company Corporation.

THIRD: The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock, which this corporation is authorized to issue,

is Fifty Million (50,000,000) shares of common stock with $0.001 par value.

FIFTH: The name and address of the incorporator is as follows:

The Company Corporation

2711 Centerville Road

Suite 400

Wilmington, Delaware 19808

        SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.  No amendment to or repeal of this

Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 3rd day of January, 2006

A.D.

The Company Corporation, Incorporator

/S/

By:  _____________________________

Name:  Keith R. Jones

Assistant Secretary

State of Delaware

Secretary of State

Division of Corporations

Delivered 03:40 PM 01/03/2006

Filed 03:40 PM 01/03/2006

SRV 060000722 – 4080639 FILE

        DE BC D :CERTIFICATE OF INCORPORATION -SHORT SPECIMEN 09 /00-1 (DESHORT)

(TYPED REPRODUCTION)

Exhibit 3.2

BY-LAWS OF

KERRIE ACQUISITION CORP.

ARTICLE I

Offices

The principal office of the corporation shall be located in the State of New York in the County of Monroe.  The corporation may have such other offices, either within or outside the state, as the Board of Directors may designate or as the business of the corporation may require from time to time.  The registered office of the corporation may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the

Board of Directors.

ARTICLE II

Shareholders

Section 1.  Annual Meeting.  The annual meeting of the shareholders shall be held at 4:00 o’clock PM. on the Third Tuesday in the month of January in each year,

beginning with the year 2007.  If the day fixed for the annual meeting shall be a

Legal holiday, such meeting shall be held on the next succeeding business day.

Section 2.  Special Meetings.  Special meetings of the shareholders, for any purpose, unless otherwise prescribed by statue, may be called by the president or by the Board of Directors, and shall be called by the president at the request of the holders of not less that one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

Section 3.  Place of Meeting.  The Board of Directors may designate any place as the place for any annual meeting or for any special meeting called by the Board of

Directors.  A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place as the place for such meeting.  If no designation is made, or if a special meeting shall be called otherwise than by the Board, the place of meeting shall be the registered office of the corporation.

Section 4.  Notice of Meeting.  Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, except that if the authorized capital stock is to be increased at least thirty days notice shall be given.

If mailed, such notice shall be deemed to be delivered when deposited in the

United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.  If requested by the person or persons lawfully calling such meeting, the secretary.

shall give notice thereof at corporate expense.

Section 5.  Closing of Transfer Books or Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for any stated period not exceeding fifty days.

If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

In lieu of closing the stock transfer books the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days, and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the

Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of the closing has expired.

Section 6.  Voting Lists.  The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each.

For a period of ten days prior to such meeting, this list shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

Section 7.  Quorum.  Fifty One Percent (51%) of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  If less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the articles of incorporation.

Section 8.  Proxies.  At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his or her duly authorized attorney-in-fact.  Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 9.  Voting of Shares.  Each outstanding share, regardless of class, shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders.

Cumulative voting shall not be allowed.

Section 10.  Voting of Shares by Certain Holders.  Neither treasury shares, nor shares of its own stock held by the corporation in a fiduciary capacity, nor shares held by another corporation if a majority of the shares entitled to vote for the election of Directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name.  Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.

Shares standing in the name of a receiver may be voted by such receiver,

and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge, and thereafter the pledge shall be entitled to vote the shares so transferred.

Section 11.  Informal Action by Shareholders.  Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the number of shareholders entitled to vote with respect to the subject matter thereof necessary to approve the matter being voted on if a meeting had been called.  Such consent shall have the same force and effect as a vote of the shareholders.

ARTICLE III

Board of Directors

Section 1.  General Powers.  The business and affairs of the corporation shall be managed by its Board of Directors, except as otherwise provided by statute or the articles of incorporation.

Section 2.  Number, Tenure and Qualifications.  The number of Directors of the corporation shall be not less than three nor more than five, unless a lesser number is allowed by statute.  Directors shall be elected at each annual meeting of shareholders.  Each director shall hold office until the next annual meeting of shareholders and thereafter until his or her successor shall have been elected and qualified.

Directors need not be residents of this state or shareholders of the corporation.  Directors shall be removable in the manner provided by statute.

Section 3.  Vacancies.  Any director may resign at any time by giving written notice to the president or to the secretary of the corporation.  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though not less than a quorum.  A director elected to fill a vacancy shall be elected for the un-expired term of his or her predecessor in office.  Any Directorship to be filled by the affirmative vote of a majority of the Directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose, and a director so chosen shall hold office for the term specified in Section 2 above.

Section 4.  Regular Meeting.  A regular meeting of the Board of Directors shall be held without other notice than his bylaw immediately after and at the same place as the annual meeting of shareholder.  The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 5.  Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the president or any two Directors.  The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

Section 6.  Notice.  Notice of any special meeting shall be given at least seven days previous thereto by written notice delivered personally or mailed to each director at his or her business address, or by notice given at least two days previously by telegraph.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.

If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.  Any director may waive notice of any meeting.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of

Directors need be specified in the notice of waiver of notice of such meeting.

Section 7.  Quorum.  A majority of the number of Directors fixed by Section 2 shall constitute a quorum for the transaction of business at any meeting of the

Board of Directors, but if less than such a majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 8.  Manner of Acting.  The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9.  Compensation.   By resolution of the Board of Directors, any director

may be paid any one or more of the following;  expenses, if any, of attendance at meetings; a fixed sum for attendance at each meeting; or a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

Section 10.  Informal Action by Directors.  Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof.  Such consent shall have the same force and effect as a unanimous vote of the Directors.

ARTICLE IV

Officers and Agents

Section 1.  General.  The officers of the corporation shall be a president, one or more vice presidents, a secretary and a treasurer.  The salaries of all the officers of the corporation shall be fixed by the Board of Directors.

One person may hold any two offices, except that no person may simultaneously hold the offices of president and secretary.

Section 2.  Election and Term of Office.  The officers of the corporation shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the shareholders.

Section 3.  Removal.  Any officer or agent may be removed by the Board of

Directors whenever in its judgment the best interests of the corporation will be served thereby.

Section 4.  Vacancies.  A vacancy in any office, however occurring, may be filled by the Board of Directors for the un-expired portion of the term.

Section 5.  President.  The president shall;

(a)

subject to the direction and supervision of the Board of Directors, be the chief executive officer of the corporation;

(b)

shall have general and active control of its affairs and business and general supervision of its officers, agents and employees; and

(c)  the president shall have custody of the treasurer’s bond, if any.

Section 6.  Vice Presidents.  The vice presidents shall:

(a)

assist the president; and

(b)  shall perform such duties as may be assigned to them by the president or by the Board of Directors.

Section 7.  Secretary.  The secretary shall:

(a)

keep the minutes of the proceedings of the shareholders and the Board of

Directors;

(b)

see that all notices are duly given in accordance with the provisions of these bylaws or as required by law;

(c)  be custodian of the corporate records and of the seal of the corporation and affix the seal to all documents when authorized by the Board of Directors;

(d)  keep at its registered office or principal place of business a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation’s transfer agent or registrar;

(e)  sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the

Board of Directors;

(f)

have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent; and

(g)

in general, perform all duties incident to the office as secretary and such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors.

Section 8.  Treasurer.  The treasurer shall:

(a)

be the principal financial officer of the corporation;

(b)  perform all other duties incident to the office of the treasurer and, upon request of the Board, shall make such reports to it as may be required at any time;

(b)

be the principal accounting officer of the corporation; and

(d)  have such other powers and perform such duties as may be from time to time prescribed by the Board of Directors or the president;

ARTICLE V

Stock

Section 1.  Certificates.  The shares of stock shall be represented by consecutively numbered certificates signed in the name of the corporation by its president or a vice president and the secretary, and shall be sealed with the seal of the corporation, or with a facsimile thereof.  No certificate shall be issued until the shares represented thereby are fully paid.

Section 2.  Consideration for Shares.  Shares shall be issued for such consideration, expressed in dollars (but not less than the par value thereof, if any) as shall be fixed from time to time by the Board of Directors.  Such consideration may consist, in whole or in part of money, other property, tangible or intangible, or in labor or services actually performed for the corporation, but neither promissory notes nor future services shall constitute payment or part payment for share.

Section 3.  Transfer of Shares.  Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate.  Every such transfer of stock shall be entered on the stock book of the corporation which shall be kept at its principal office, or by its registrar duly appointed, Transfer Agent.

Section 4.  Transfer Agents, Registrars and Paying Agents.  The Board may at its

discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond debenture or other security of the corporation.

ARTICLE VI

Indemnification of Officers and Directors

Each director and officer of this corporation shall be indemnified by the corporation against all costs and expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she shall be finally adjudged in such action,

suit or proceeding to be liable for negligence or misconduct in the performance of duty.

ARTICLE VII

Miscellaneous

Section 1.  Waivers of Notice.  Whenever notice is required by law, by the articles of incorporation or by these bylaws, a waiver thereof in writing signed by the director, shareholder or other person entitled to said notice, whether before or after the time stated therein, or his or her appearance at such meeting in person or (in the case of a shareholders’ meeting) by proxy, shall be equivalent to such notice.

Section 2.  Fiscal Year.  The fiscal year of the corporation shall be established by the Board of Directors.

Section 3.  Amendments.  The Board of Directors shall have power to make,

amend and repeal the bylaws of the corporation at any regular meeting of the board or at any special meeting called for the purpose.

APPROVED:

/S/

________________________________

Morris Diamond:  Director

Dated:  January 6, 2006

/S/

________________________________

Shirley Diamond:  Director

EXHIBIT:

(1)

5.1   Opinion of Counsel

LAW OFFICES OF

RICHARD S. LANE

200 East 71st Street

Suite 7C

New York, NY 10021

Phone (212) 737-8454 Fax (212) 737- 3259

January 14, 2008

Mr. Matt Troster

Olde Monmouth Stock Transfer Company Inc.

200 Memorial Parkway

Atlantic Highlands, NJ 07716

RE: Kerrie Acquisition Corp.

Dear Mr. Troster:

This letter is to confirm that I am the attorney for Kerrie Acquisition Corp.  The company has requested that I provide the Transfer Agent (Olde Monmouth Stock Transfer Company Inc.) with an opinion as to the trading status of its securities.

Kerrie Acquisition Corp. has 16,178,850 shares of common stock issued and outstanding. It is my opinion that all of the shareholders on the attached shareholders list, marked “Exhibit A”, and made a part hereof by this reference, totaling 15,578,850 shares have effectively held their shares in excess of two years and none of them is now or in the past 90 days been an officer, director, or affiliate of the company. You may rely on this opinion to reflect on your records that all certificates held by shareholders listed in “Exhibit A” are free trading with no restriction placed against their holdings.

Very truly yours

         /S/

Richard S. Lane

RSL:ai

EXHIBIT:

23.1 Independent Auditors' Consent

ROTENBERG & Co. LLP

Certified Public Accountants

          586.295.2400    586.295.2160 (fax)

       1870 Winton Road South, Rochester, NY 14618   www.rotenbergllp.com

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors

  and Stockholders

Kerrie Acquisition Corp.

Delaware

We consent to the use in this Registration Statement of Kerrie Acquisition Corp. on Form SB-2

of our report dated November 26, 2007, on the balance sheets of Kerrie Acquisition Corp. as of

September 30, 2007 and 2006, and the statements of stockholders' equity, operations and cash flows for the years then ended, and to the reference to us under the heading "Experts" in the Prospectus,

which is a part of this Registration Statement.

/S/

Rotenberg & Co., LLP

Rochester, New York

   November 28, 2007

Exhibit 99.1(TYPED REPRODUCTION)

SALES AGENCY AGREEMENT

THIS AGREEMENT made as of the 4 day of January, 2008

BETWEEN:

Aero Mechanical Services Ltd., a corporation incorporated under the laws of Canada (hereinafter called the "Company").

- and -

KERRIE Acquisition Corp., a corporation incorporated under the laws of The State of Delaware, USA (hereinafter called the "Agent")

BACKGROUND

The Company has the right to sell safety and efficiency products to the aerospace and airline industry, now wishes to appoint the Agent as its agent on a non-transferable basis for the promotion and sale of those products within the Territory, as defined below, on the terms and conditions set out herein.

WITNESSETH that in consideration of the covenants and agreements herein contained the parties agree as follows:

2.

APPOINTMENT

The Company hereby appoints the Agent its sales representative in the territory described in Schedule "A" hereto (hereinafter called the "Territory"), for the purpose of assisting the Company in promoting and selling the products of the Company set out in Schedule "B" hereto (hereinafter called the "Products") in the Territory, upon the terms and conditions hereinafter set forth and the Agent hereby accepts such appointment.

3.

EXCLUSIVITY

The Agent shall be the non-exclusive sales agent in the Territory for the Products except with respect to Products sold by the Agent exclusively for commercial aviation applications in the country of India, in which case the Agent shall be the exclusive sales agent of the Company.  If the Agent fails to meet the Quota (as defined below) for commercial aviation applications in the country of India in any year of this Agreement, the Agent’s exclusive rights set out in this Section 2 shall terminate and, for the remainder of the Term, the Agent shall be the non-exclusive agent of the Company.

4.

MILITARY EXEMPTION

Notwithstanding Section 1 hereof, the Agent acknowledges that it shall not be entitled to promote or sell the Products for any military application in the Territory.  To the extent that the Agent becomes aware of business opportunities in the military aviation marketplace that apply or may apply to the Products (a “Military Lead”), the Agent agrees to forthwith advise the Company.  To the extent that the Company or its agents enters into an agreement for the sale of any Product as the result of a Military Lead, the Company agrees to pay the Agent the commissions set out under Section 14 hereof as though it were a sale of the Agent.

5.

COMMERCIAL AVIATION LEADS

The parties agree that where a business opportunity in the commercial aviation marketplace in the Middle East (as defined in Schedule “B”) that applies or may apply to the Products (a “Commercial Aviation Lead”):

(a)

that is identified by the Agent to the Company and the Company is already aware of the Commercial Aviation Lead and either the Company or its agents are working on a sale of Products to the Commercial Aviation Lead, the Company shall provide the Agent with a reasonable date by which it intends to close the sale of Product (the “Anticipated Closing Date”).  If the sale of Product fails to close by the Anticipated Closing Date, the Company shall immediately advise the Agent.  The Agent shall have [ninety (90) days] after being advised that the Anticipated Closing Date has not been met as the exclusive sales agent to that Commercial Aviation Lead.  If the Agent fails to close a sale of Products to that Commercial Aviation Lead within the ninety (90) day period, the Agent shall lose its rights as the exclusive agent with respect to that Commercial Aviation Lead and shall be entitled to continue as a non-exclusive sales agent; or

(b)

that is identified by the Agent to the Company and the Company or its agents are not working on a sale of Products to the Commercial Aviation Lead, the Agent shall provide the Agent with a reasonable Anticipated Closing Date.  The Agent shall be the exclusive sales agent to that Commercial Aviation Lead.  If the sale of Product fails to close by the Anticipated Closing Date, thirty (30) days following the Anticipated Closing Date the Agent shall lose its rights as the exclusive agent and shall be entitled to continue as a non-exclusive sales agent with respect to that Commercial Aviation Lead.

6.

INCLUSION OF KINGFISHER AGREEMENTS

If the Agent meets the Quota in any year of this Agreement, the Company will pay commission to the Agent at the rate set out in Section 14 hereto on the contracts as between the Company or its affiliates and Kingfisher Airlines which exist at the date of this Agreement (the “Kingfisher Contracts”), so long as the Kingfisher Contracts have not been terminated.  The Kingfisher Contracts will not be considered in determining whether the Quota has been attained in any given year.

7.

TERM

Subject to Section 23, the term of this Agreement shall commence as of the date first above written and shall continue from time to time until the earlier of (i) five (5) years from the date first date written above, automatically renewed for an additional 5 years unless notice is given to by either party 60 days prior to the renewal date and (ii) until such time as the Agent fails to meet or exceed the minimum sales targets (the “Quota”), which shall be tested annually at the end of each fiscal year.  Schedule “C” hereto identifies the Quota for fiscal years 2007 and 2008.  The Parties shall negotiate in good faith the Quota for subsequent years of the term of this Agreement.  If an agreement as to the Quota is not reached by the parties by October 31 of the preceding year, this Agreement shall terminate upon the written notice by one party to the other.

8.

OBLIGATIONS OF THE AGENT

During the currency of this Agreement the Agent shall:

(a)

use its best efforts to advertise and promote the sale of the Products of the Company and to make regular and sufficient contact with the present and prospective customers of the Company in the Territory;

(b)

use its best efforts to solicit orders in the Territory for the purchase of the Products of the Company;

(c)

supply the Company with monthly records of all contacts made by the Agent with present and prospective customers of the Company in the Territory, including the manner of such contacts;

(d)

provide to the Company all duly executed contracts for the sale of Products, in the form supplied by the Company from time to time within 10 days of signature by the customer. The Agent shall not make any alteration or adjustment to the standard contract of the Company without the express written consent of the Company;

(e)

limit all sales activities and marketing of the Products to the Territory;

(f)

except as may be authorized by the Company in writing, not act in a manner that will incur liabilities on behalf of the Company or pledge the credit of the Company;

(g)

comply with all reasonable and lawful instructions of the Company from time to time concerning the marketing and sales of the Products in the Territory;

(h)

describe itself in all dealings with the Products and in all associated advertising and promotional material as the "Sales Agent" or "Selling Agent" of the Company;

(i)

employ a sufficient number of suitably qualified dedicated personnel to ensure the proper fulfilment of the Agents' obligations under this Agreement, including without limitation, attending (upon reasonable notice) meetings with the Company to discuss the marketing and selling of the Products in the Territory, attending trade exhibitions and other sales outlets as the Company considers appropriate, and making regular and sufficiently frequent calls on customers or potential customers to promote the Products;

(j)

keep the Company fully and promptly informed of conditions and developments in the market for and use of the Products in the Territory (whether advantageous or disadvantageous to the Company), of competing products and the activities of the Company's competitors in the Territory and to perform market research accordingly;

(k)

keep the Company fully and promptly informed of its anticipated volumes of sales of the Products, so that the Company may supply to the Agent sufficient volumes of stock of the Products to meet its customers' requirements in a timely manner;

(l)

inform the Company of any order or inquiry concerning orders for the Products received for supply by the Territory;

(m)

inform the Company promptly of any compliant or after sales inquiry concerning Products;

(n)

maintain a list of customers and potential customers for the Products in the Territory from time to time and, on request, supply the Company with an update copy of that list;

(o)

not employ illegal or unethical practices in marketing and promoting the Products;

(p)

represent the Company in a manner intended to preserve and enhance the good will of the Products and the brand and reputation of the Company as a provider of good quality products; and

(q)

allow the Company's authorized representatives at any time to have access to the Agent's premises (or to arrange for the Company's authorized representatives to have access to other relevant premises) for the purpose of inspecting the Agent's books and records and for inspecting or taking stock of any of the Company's property which is in the Agent's possession, custody or control.

9.

BUSINESS RISK

The Agent acknowledges that it has conducted an independent investigation and recognizes that the business venture contemplated by this Agreement involves business risks.  The Agent acknowledges that it has not received from the Company any warranty or guarantee, express or implied to the potential volume, profits or success of the business venture contemplated by this Agreement.

10.

STATUS OF AGENT

(1)

The status of the Agent shall be that of an independent contractor and the Agent shall have no authority to assume or create any obligation whatsoever, expressed or implied, in the name of the Company, nor to bind the Company in any manner whatsoever.

(2)

The Agent shall have no authority hereunder to enter into any contract of sale or employment on behalf of the Company, nor to endorse the Company’s cheques, nor to make allowances or adjustments on accounts for the return of merchandise, except pursuant to written authorization of the Company.

(3)

The Agent undertakes and agrees that he will not furnish to any customer or prospective customer, any warranties, undertakings or guarantees of any nature whatsoever which may tend to involve the responsibility or liability of the Company. In the event that the Agent does allow or furnish to customers or prospective customers, warranties, undertakings or guarantees of any nature whatsoever, which might tend to involve the responsibility or liability of the Company, the Agent agrees to indemnify and save the Company harmless from any claims, demands, damages, costs or losses whatsoever arising out of or in any way connected with such warranties, undertakings or guarantees.

(4)

Notwithstanding anything herein contained to the contrary, the Company will honour its standard warranties in accordance with their terms.

11.

EXPENSES

Except as hereinafter provided, all expenses in connection with the Agent’s performance of this Agreement and its activities as sales representative for the Company, including but not limited to travel, automobile, salaries and supplies, shall be borne by the Agent and he shall be solely responsible for the payment thereof.

12.

ACCEPTANCE OF ORDERS

Orders received by the Agent for the purchase of Products of the Company shall not bind the Company until accepted by it. The Company reserves the sole and exclusive right to accept or reject any order.

13.

OBLIGATIONS OF THE COMPANY

During the currency of this Agreement the Company shall:

(a)

provide the Agent with all technical and advertising literature reasonably necessary to enable the Agent to perform its obligations under this Agreement;

(b)

provide the Agent with all reasonable sales and engineering assistance required to assist the Agent in performing its obligations under this Agreement;

(c)

bear all reasonable out-of-pocket expenses of the Agent incurred by the Agent on the Company’s business outside the Territory, provided that the written consent of the Company to the making of such expenditures is first obtained;

(d)

permit the Agent to hold himself out as an authorized sales representative for the Products in the Territory; and

(e)

refer business opportunities in the terrestrial and marine marketplaces in the Territory that apply or may apply to the Products of which the Company becomes aware within a reasonable time thereafter.

14.

SALE OF PRODUCTS

(1)

All sales of the Products by the Agent on behalf of the Company shall be at the Company's list prices as specified in price list provided from time to time by the Company to the Agent for this purpose, subject to any discounts or deductions as the Company may allow.

(2)

All sales of the Products by the Agent on behalf of the Company shall be on the Company's standard terms and conditions for the sale of the Products in the Territory as varied from time to time or on such other terms and conditions as the Company may specified in writing to the Agent.

(3)

The Agent shall, in the course of dealing with customers and prospective customers for the Products, bring to their notice, the Company's standard terms and conditions referred to in Section 8(2).

15.

REMUNERATION OF THE AGENT

(1)

The Agent shall be paid a commission of:

(a)

five percent (5%) on equipment charges that are referred to as network access fees in price lists with respect to customers who were identified by the Agent and have signed services agreements with the Company; and

(b)

three percent (3%) of the services revenues generated by customers who were identified by the Agent and have signed services agreements with the Company until the earlier of (a) 5 years from the initial signing of the contract with the customer for use of the Products; and (b) termination of this Agreement for cause as in 7 o in this agreement.

(2)

Any such commissions shall be due to the Agent upon the Company receiving a cash or equivalent of cash payment for any particular Product. The commission shall be payable to the Agent when and only when the Company has been paid in full for the Product.

(3)

The Agent shall return to the Company any commission paid to the Agent with respect to orders cancelled by customers or with respect to Products returned to the Company, if the Company rebates to the customer the purchase price thereof.

(4)

The Company shall pay the Agent the commission due under this Agreement by no later than the end of the calendar month following the fiscal quarter in which it became due.

(5)

All sums payable under this Agreement are exclusive of any sales tax or other value added tax, which shall be added to the sum in question.

(6)

In the absence of contrary agreement, commission will be paid to the Agent in the same currency in which payment of the price under the relevant sale contract was made.

(7)

For the purposes of establishing the amount of commission due to the Agent, the Agent shall within 14 days after the end of each fiscal quarter send to the Company a statement showing the aggregate price of each description of Products sold by the Agent on behalf of the Company during that fiscal quarter. The Company shall, within fourteen (14) days of receipt of such statement, send to the Agent a statement confirming the amounts set out therein, along with a statement identifying the amount of the commission due to the Agent in that fiscal quarter.

16.

ADVERTISING AND PROMOTION

(1)

The Agent shall be responsible for the advertising and promotion of the Products in the Territory, provided that the production and use by the Agent of any advertising materials and promotional literature in relation to the Products not provided by the Company shall be subject to the prior written consent of the Company.

(2)

The Company reserves the right to advertise the Products in the Territory.

17.

COMPLIANCE WITH LAWS AND REGULATIONS

(1)

The Company warrants to the Agent that the Products to be delivered to the customers in the Territory will, on arrival in the Territory, comply with laws and regulations applicable to the Products in the Territory concerning design, manufacture, construction, composition, packaging and labelling, provided that the Agent complies with his obligations under this Agreement, the Products may, at the date of this Agreement, be lawfully sold in the Territory.

(2)

The Agent shall be responsible for obtaining any licenses, registrations, permits or approvals necessary or advisable for the importation, promotion and sale of the Products in the Territory. STCs will be the responsibility and cost of the Company. The Company shall provide the Agent with reasonable assistance and support (including in particular, technical advice and information) to that end.

(3)

The Agent shall comply with all laws and regulations applicable to the Products in the Territory concerning marketing and sale, and with all and any conditions binding upon it and any licenses, registrations, permits and approvals referred to above.

(4)

The Agent shall give the Company as much advance notice as possible of any prospective or actual changes in the laws and regulations applicable to the products in the Territory or any prospective or actual change in any condition in any license, registration, permit or approval as referred to above. On receipt of such notification from the Agent of any change, the Company shall endeavour to ensure that the Products comply with that change, by the date of implementation of that change or as soon as reasonably possible thereafter.

18.

INTELLECTUAL PROPERTY

(1)

For the purposes of this Section, "Intellectual Property" means any patent, copyright, registered design, unregistered design, right, trademark or other industrial or intellectual property owned or used the Company subsisting in the Territory together with any current applications for registrable items of the foregoing.

(2)

The Agent acknowledges the Company's rights to the Intellectual Property used on or in relation to the Products and the Company's business and the goodwill connected with that are the Company's property.

(3)

The Agent accepts that:

(a)

it is only permitted to use the Intellectual Property for the purposes of and during the term of this Agreement and only as authorized by the Company hereunder;

(b)

other than to that extent, it has and will have no right to use or allow others to use the Intellectual Property or any part of it. It shall not seek to register any Intellectual Property on behalf of the Company without the Company's express consent;

(c)

it will not use any trademark or trade names or product descriptor which resembled the Company's trademarks or trade names or product descriptors and which would therefore be likely to confuse or mislead the public or any section of the public;

(d)

it will not remove, alter or otherwise tamper with any trade names, logos, numbers or other means of identification on the Products or packaging therefore which come into the Agent's possession, custody or control, and will not place any trademark or trade name of its own upon the Products or any packaging or other materials used in connection therewith;

(e)

it will not do or omit to do or authorize any third party to do or omit to do anything which could invalidate or be consistent with the Intellectual property and;

(f)

it will make a statement in any advertising material and promotional literature produced by it or for it in connection with the products as to the ownership of any relevant Intellectual Property used or referred to therein.

(4)

The Agent shall notify the Company of:

(a)

any actual, threatened or suspected infringement in the Territory of any Intellectual Property of which the Agent becomes aware; and

(b)

any claim by a third party of which it becomes aware that the importation or sale of the Products into or in the Territory infringes any rights of any other person.

19.

CONFIDENTIALTY

(1)

“Confidential Information” means the confidential, secret or proprietary information of a party, including without limitation any technical, financial and business information of such party (the “Disclosing Party”) which has or may hereafter be disclosed, directly or indirectly to the other party (the “Receiving Party”), either orally, in writing or in any other material form, or delivered to the Receiving Party in connection with this Agreement, except to the extent that such information is, was or becomes (i) publicly known through no fault of or unauthorized act of the Receiving Party, (ii) rightfully received by the Receiving Party from a third party who had lawfully obtained such information and without a breach of such third party’s confidentiality obligations, or (iii) information which a Receiving Party is obligated by law to disclose provided that the Receiving Party provides prompt written notice prior to the disclosure to the Disclosing Party so that it may seek a protective order or other appropriate remedy and all reasonable measures are taken by the Receiving Party to maintain the information in confidence

(2)

Each party hereto covenants that it shall keep confidential all Confidential Information of the other Party and shall do so using no less than the same means it uses to protect its similar Confidential Information, but in any event not less than the reasonable means that would be used by a reasonably prudent person, to prevent disclosure and to protect the confidentiality of the Confidential Information, the except for the purposes of this Agreement and as authorized herein.

(3)

Upon the termination of this Agreement and upon the request of the Disclosing Party, the Receiving Party will return to the Disclosing Party all documents and information, however recorded, that contains any of the Confidential Information.  Upon such return of Confidential Information, the Receiving Party shall deliver a certificate of a senior officer of the Receiving Party to the Disclosing Party confirming compliance with this Section 18.

(4)

In the event of any unauthorized disclosure or loss of, or inability to account for Confidential Information, the Receiving Party will notify the Disclosing Party immediately.

(5)

The Receiving Party acknowledges and agrees that the Disclosing Party’s Confidential Information constitutes valuable trade secrets of the Disclosing Party, and that any unauthorized reproduction and/ or disclosure of such information by the Receiving Party may cause irreparable harm for which remedies at law may be inadequate. The Receiving Party hereby agrees that the Disclosing Party may be entitled, in addition to any other remedies available to it at law, in equity or hereunder, to seek injunctive relief to prevent the breach or threatened breach of the Receiving Party’s obligations hereunder with respect to such Confidential Information.

20.

NEW PRODUCTS

If, during the term of this Agreement, the Company develops or creates a solution that integrates with the “Uptime” product of the Company, which is available for commercial launch as determined by the Company in its sole discretion, the Company agrees to discuss an exclusive sales agency arrangement with the Agent with respect to that product or products.

21.

NON-COMPETITION

The Agent hereby covenants and agrees that he will not, during the term of this Agreement and for one (1) year following the termination of this Agreement, whether as an officer, employee, agent, director, shareholder, partner, or otherwise be engaged in, be connected with, invest in, loan money to or hold shares in any business or any corporation which carries on a business which is competitive with the business carried on by the Company in the Territory at the date of this Agreement and at the date of termination of this Agreement providing that both parties have an obligation on a best efforts basis to provide Products under the terms of this agreement.

22.

NON-SOLICITATION

The Agent hereby covenants and agrees that he will not, during the term of this Agreement and for three (3) year following the termination of this Agreement, he will not, directly or indirectly solicit any of the Company’s clients, suppliers, or customers for the purpose of doing business. The Agent further agrees during the term of this Agreement and for three (3) year following the termination of this Agreement that he will not solicit any employees of the Corporation or attempt to direct any such employee away from the Corporation.]

23.

DISCONTINUANCE OF PRODUCTS BY THE COMPANY

The Company reserves the right from time to time, in its absolute discretion, without thereby incurring any liability to the Agent with respect to any purchase order placed by the Agent, or otherwise, to discontinue or to limit its production of any Products, to terminate or limit deliveries of any Products the production of which is so discontinued or limited, to alter the design or the construction of any Products and to add new and additional Products to its lines.

24.

TERMINATION WITHOUT NOTICE

The Company may, in its sole discretion, terminate this Agreement without notice or delay on the happening of any of the following events:

(a)

the Agent breaching any of the terms or conditions of this Agreement;

(b)

the Agent becoming insolvent or being unable to pay its debts as they generally become due;

(c)

the Agent making an assignment for the benefit of its creditors or being petitioned into Bankruptcy; or

(d)

a Receiver or Trustee in Bankruptcy of the Agent being appointed.

25.

NO DAMAGE ON TERMINATION

The Company shall not, by reason of the termination of this Agreement be liable to the Agent for compensation, reimbursement or damages on account of the loss of prospective profits on anticipated sales or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of the Agent or otherwise.

26.

WARRANTY

THE COMPANY EXPRESSLY WAIVES ALL WARRANTIES OR CONDITIONS NOT SPECIFICALLY SET FORTH IN THIS AGREEMENT INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABLE QUALITY AND FITNESS FOR A PARTICLAUR PURPOSE OF THE PRODUCTS AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM COURSE OF DEALING OR USAGE OF TRADE.

27.

INDMENITY

The Agent and the Company mutually agrees to indemnify and hold the Company or the Agent, its directors, officers, employees and agents harmless from and against any and all claims or actions, loss, damage, injury, liability, cost, and expenses of any kind or nature that may be instituted against them or any of them, howsoever the same may be caused, including, but not limited to, personal injury (including death) to any person or persons, or damage to property, resulting from or in any way arising out of or connected with the Company’s or Agent’s fulfilment of its obligations hereunder or representation of the Products in any manner that is not in accordance with the terms of this Agreement.

28.

GENERAL PROVISIONS

(1)

Force Majeure

In the event of an inability or failure by the Company to manufacture, supply or ship any of the Products by reason of any fire, explosion, war, riot, strike, walk out, labour controversy, flood, shortage of water, power, labour, transportation facilities or necessary materials or supplies, default or failure of carrier, breakdown in or the loss of production or anticipated production from plant or equipment, act of God or public enemy, any law, act or order of any court, board, government or other authority of competent jurisdiction, or any other direct cause beyond the reasonable control of the Company, then the Company shall not be liable to the Agent during the period and to the extent of such inability or failure. Deliveries omitted in whole or in part while such inability remains in effect shall be cancelled.

(2)

Governing Law

This Agreement shall be made and construed in accordance with the laws of Alberta.

(3)

Entire Agreement

This Agreement together with all other documents incorporated by reference shall constitute the entire Agreement between the Company and the Agent with respect to all matters herein and it is agreed that its execution has not been induced by, nor does the Company or the Agent rely upon or regard as material, any representations or writing whatsoever not incorporated herein and made a part hereof and this Agreement shall not be amended, altered or qualified except by memorandum in writing signed by the Company and the Agent and any amendment, alteration or qualification hereof shall be null and void and shall not be binding upon any party who has not given its consent as aforesaid.

(4)

Time of the Essence

Time shall be of the essence of this Agreement and every part hereof.

(5)

Notice

Any notice, request, demand or other communication by the terms hereof required or permitted to be given by one party to another shall be given in writing by registered mail, postage prepaid, addressed to such other party or delivered to such other party as follows:

COMPANY:

300 2421 37 Ave. NE

Calgary, Alberta T2E 6Y7

Attention: Bill Tempany CEO

Phone 403.250.9956

Fax     403.291.9717

AGENT:

Unit 10, 2283 Argentina Road

Mississauga, Ontario L5N 5Z2

Attention: Attention: George Parselias, Director

Phone +1 905 824 5305

Fax +1 780 665 6194

or at such other address as may be given by any one of the parties. Any notice required or permitted under this Agreement shall be in writing and shall be deemed to be given upon the date of personal delivery or within three (3) days of being mailed anywhere in Canada as registered mail postage prepaid and addressed to the addressee at its last address recorded on the records of the Company. Provided however, that during any postal interruption, the said three (3) day period shall not be deemed to commence running until after the termination of such postal interruption.

(6)

Non-Waiver

No waiver by any party of any breach by any other party of any of its covenants, obligations and agreements hereunder shall be a waiver of any subsequent breach of any other covenant, obligation or agreement, nor shall any forbearance to seek a remedy for any breach be a waiver of any rights and remedies with respect to such or any subsequent breach.

(7)

Survival

Sections 18, 20, 21, 25 and 26 of this Agreement shall survive the termination of this Agreement.

(8)

Number and Gender

All terms and words used in this Agreement regardless of the number and gender in which they are used shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine or feminine or neuter as the context or sense of this Agreement or any paragraph or clause herein may require, the same as if such words have been fully and properly written in the appropriate number and gender.

(9)

Counterpart Execution

This Agreement may be executed in one or more counterparts each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.  The parties hereto shall be entitled to rely on delivery of a facsimile copy of this executed Agreement and such facsimile copy shall be legally effective to create a valid and binding agreement.

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto as of the day and year first above written.

Aero Mechanical Services Ltd

                                                                                                                                                 /s/

Per:

Bill Tempany, CEO

KERRIE Acquisition Corp.

                                                                                                                                               /s/

Per:

George Parselias, Director

SCHEDULE "A"

Products

AFIRS 110

AFIRS 220

AFIRS Global Voice

AFIRS Global Text

AFIRS UpTime

SCHEDULE "B"

Territory

The Country of India, Bamglidesh, SriLanka, Nepal

The Country of Pakistan

The Middle East, which means Egypt, Saudi Arabia, Iran, Iraq, Kuwait, Dubai, Afghanistan , United Arab Emirates, Qatar, Bahrain,

17.

SCHEDULE "C"

Quota

Year	AFIRS 220 Aircraft Sold	AFIRS 220 Aircraft Installed	AFIRS 110 Aircraft Sold	AFIRS 110 Aircraft Installed
2008	50	20	20	10
2009	100	80	50	50
2010	200	150	100	90

Exhibit 99.2(TYPED REPRODUCTION)

KERRIE ACQUISTION CORP.  -  BLUE SKY NETWORK LLC

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (hereafter “MOU”) is made on December 12, 2007 between Kerrie Acquisition Corporation, a Delaware Corporation, located at 2711

Centerville Rd., Wilmington, DE 19808 (hereinafter “Kerrie”) and, Blue Sky

Network, LLC or Glicom Technologies Inc., both Delaware entities, duly organized and existing under the laws of the State of Delaware, the United States of America, with their principal place of business located at 1298 Prospect St., Suite 1D, La Jolla,

California 92937, USA (hereafter “BSN-GTI”); and hereinafter collectively the

“Parties”.

The purposes of the MOU are to memorialize certain objectives, principal terms, and other preliminary understandings (hereafter “Understandings”) that have been reached between Kerrie and BSN-GTI and to confirm the intent to have Kerrie represent BSN-

GTI and to have Kerrie expose as well as market BSN-GTI products and services to customers in the Middle East, India and Indian Sub Continent; especially as it relates to asset tracking and satellite communication.  This MOU becomes a definitive agreement on the date it is duly signed by authorized personnel of BSN-GTI and Kerrie.

This MOU set forth the initial intentions and understanding of the Parties to work together.  Assuming performance objectives are met, the agreement will be effective for a period of at least twenty-four months (24) and renewable thereafter as agreed between the parties.

NON-CIRCUMVENT

The parties agree that Kerrie is in the business of prospecting for large potential satellite and terrestrial tracking and voice customers and potentially representing BSN-GTI in this process.  The intentions of the parties are that, under this agreement, Kerrie would be compensated for successful closure of transactions involving BSN-GTI products and services.  If this agreement for representation has been terminated BSN-GTI agrees to compensate Kerrie for transactions begun, evidenced by a formal quote in concert with

BSN-GTI prior to the termination, for a period of six (6) months from the date of termination.  This assumes that Kerrie acts in good faith and does not present the prospective customer with a BSN-GTI competitor solution alternative.  BSN-GTI also agrees not to directly contact the party in question.  If however, the party independently contacts BNS-GTI, BSN-GTI will notify Kerrie and BSN-GTI and Kerrie will negotiate the protocol and compensation for closing the transaction.

With respect to any other names delivered by Kerrie and accepted by BSN-GTI through its formal prospect assignment process, but without ever having received a formal proposals, BSN-GTI agrees not to contact these organizations for a period of six (6) months after termination of any agreement between BSN-GTI and Kerrie, unless otherwise agreed upon by the Parties.

1.0

BUSINESS OBJECTIVES

The Parties intend that Kerrie will act as a representative for BSN-GTI within aviation, land mobile and marine markets in the Middle East, India and the Indian

Sub Continent.

1.1

Expose and market BSN-GTI products and services as listed in Appendix

A to its clients in the US government and elsewhere.

1.2

Provide adequate marketing promotional/communication materials and obtain/maintain adequate stock of BSN-GTI products (as needed) for demo purposes and as determined between the parties.

1.3

Provide local logistics, after-sales support, as needed to demonstrate

BSN-GTI commitment and presence.

1.4

Provide consulting services if required and determined appropriate by the parties to support the implementation and installation of BSN-GTI products and services.

1.5

Provide Support services for implementation, installation and maintenance of BSN-GTI products and services as mutually agreed between the parties.

1.6

Enable local engineers to work alongside BSN-GTI personnel as a Team in the execution of projects in these areas, so as to develop the competency required for local support services.

1.7

Provide training and executive workshops as needed to support sales and delivery of BSN-GTI products.

2.0

REPRESENTATIVES AND WARRANTIES

2.1

Blue Sky Network’s customary representations and warranties will guide any transactions under this MOU.

2.2

Kerrie may be represented by a local affiliate as required by each country’s laws.

2.3  Kerrie will operate as a representative, distributor, and Value-added-

reseller (VAR) in the Middle East for BSN-GTI products and services.

2.4

 BSN-GTI will provide selected Kerrie personnel with relevant training/coaching (including on the job training) as well as training materials to quickly enable knowledge transfer to benefit the business objectives stated in Section 1.0 of this MOU.

3

INDEMNITIES

3.1

 This agreement assumes usual and customary indemnifications for breaches of representations and warranties, subject to minimum thresholds and certain caps to be mutually agreed upon.

3.2

RIGHTS OF REFUSAL

BSN-GTI shall retain the right to refuse to engage in business in countries based upon existing agreements with local and international governments or be guided by existing contractual relationships with companies doing business in the region.  Kerrie understands that BSN-GTI is also under the

Export authority and restrictions of the US government and/or Iridium

Satellite Systems Inc.  Likewise, Kerrie may also exercise similar discretion.  Any potential conflicts on this issue between the Parties shall be divulged and resolved in the Reseller Agreement.

3.3

CONFIDENTIALITY

Neither Party will at any time or in any manner, either directly or indirectly,

use for their personal benefit, or divulge, disclose, or communicate in any manner any information that is proprietary to the other.  Both Parties will protect such information and treat it as strictly confidential.  The parties have signed an NDA separate from this agreement and its entire content is included herein by reference.

4.0

PUBLIC ANNOUNCEMENT

Except as may be required by law, regulation or court order, or as set forth herein, the Parties agree to keep in confidence and not disclose the existence of this MOU or its terms without prior approval of the other party.

Notwithstanding this requirement, each party may, under confidentiality and nondisclosure restrictions, disclose the existence of the MOU and its terms, on a need-to-know basis, to employees, consultants, counsel, accountants, investors,

financing sources, and other professional advisors, if such disclosure is required to complete this transaction.  In addition, either party may disclose the existence of this MOU and in its terms in response to judicial or similar investigative inquiry

(Including a discover request in a law suit;  provided, however, that it shall first provide reasonable notice to the other party and that the other party shall be afforded the opportunity to seek to limit, prevent, or protect such disclosure.

5.0

      EXPENSES AND LIABILITY

Each Party shall bear its own legal, accounting and other expenses incurred with respect to the negotiation and execution of this.

6.0

      MISCELLANEOUS

6.1

 This MOU may be executed in counterparts, each of which shall be deemed an original, but all of which taken together constitute one and the same instrument.

6.2

 This MOU shall be governed  by the laws of the State of California, United

 States of America, notwithstanding choice of law principles and the state an/or federal courts in the State of California shall exclusive jurisdiction over any dispute arising from this MOU.

6.3

 This MOU shall enter into force upon its execution pursuant Section 7.1.

 This MOU may be terminated at any time by either Party by written notice to the other Party.  This MOU shall expire on December 12, 2009, unless extended by written agreement of the Parties.

 No modification of, amendment to, or waiver of any provision of this MOU will be binding, unless made in writing and signed by a duly authorized representative of the Party to be bound thereby.  Any waiver of this requirement for the written form shall likewise be in writing.  For avoidance of doubt, electronic communication shall not qualify as written notice or document.

IN WITNESS WHEREOF, each of the parties has caused this MOU to be executed on its behalf by their respective officers thereunto duly authorized all as of the date first written above.

Kerrie Acquisition Corporation

Blue Sky Network LLC

/S/

/S/

By:_______________________

By: _____________________

Name:  George Parselias

Name:  Jonas N. Olsen

Title:  Secretary Treasurer

Title:  Vice President

Appendix A:  Pricing

Blue Sky Network Equipment – Land and Marine

Product	1-9	10-99	100+
G1000
MSRP	$399	$359	$339
NET PRICING	$359	$329	$299
“MiQ”
MSRP	$1,695	$1,350	$1,095
NET PRICING	$1,525	$1,195	$995
D2000
MSRP	$2,995	$2,895	$2,595
NET PRICING	$2,795	$2,695	$2,395
D3000 Core (A)
MSRP	$2,595	$2,295	$1,795
NET PRICING	$2,285	$2,025	$1,595

D3000 Options	MSRP	NET
Built in display/keyboard	$200	$180
GSM Capability (B)	$300	$240
Iridium voice and circuit data	$1,500	$1,350
Panic button kit	$150	$135
IVMS Box for OBDII	$445	$400
Mounting Hardware	TBD

ONE TIME SOFTWARE LICENSING CHARGES PER DEVICE
D-I-Q	$25
D3000 IRIDIUM	$150
D3000 IRIDIUM/GSM	$250
WMS	$100
GEO FENCING	$100

(A)

Kit includes transceiver, single housed Iridium/GPS antenna and power wires.  Core configuration is w/o display/keypad.

(B)

GSM antenna included

(C)

Volume discounts are based on a per PO basis

(D)

All prices are subject to change without notice.  Quotes

Issued are valid for 30 days.

Iridium Service Pricing – MIQ and D3000

“Inclusive”	1-9	10-99	100+
Subscription	$75	$55	$50
Reports Included	700	700	700
Cost per 100 over	$12	$10	$8
“Pay as you go”
Subscription	$60	$45	$35
Cost per report	$0.10	$0.06	$0.05

Voice;
Additional subscription fee for Voice:	$45	$35	$30
Iridium-PSTN	$1.45	$1.40	$1.35
Iridium-Iridium	$1.15	$1.10	$1.00

Subscription fees;
GSM only	$40	$30	$25
Additional fee for GSM on top of Iridium	$25	$20	$15

Activation fees;
Iridium SBD	$50
Iridium SBD and Voice	$100
GSM	$50

Endnotes